MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661

May 5, 2003

Board of Directors
Community First Bancorp, Inc.
240 South Main Street
Madisonville, Kentucky  42431

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------

Gentlemen and Lady:

         This opinion is rendered in connection with the Registration Statement on Form SB-2 (the "Form SB-2") filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 231,438 shares of common stock, par value $0.01 per share (the "Common Stock"), of Community First Bancorp, Inc., a Maryland corporation (the "Company"). The Common Stock is proposed to be issued pursuant to the Plan of Conversion (the "Plan") of Community First Bank, (the "Bank") in connection with the Bank's conversion from a federal mutual savings bank to a federal capital stock savings bank and reorganization into a wholly-owned subsidiary of the Company (the "Conversion"). As special counsel to the Bank and the Company, we have reviewed the corporate proceedings relating to the Plan and the Conversion and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor and upon the declaration of the effectiveness of the Form SB-2, be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Form SB-2.

         We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the headings "The Conversion - Effects of Conversion - Tax Effects" and "Legal and Tax Matters." We also consent to any references to our legal opinion under the aforementioned headings in the Prospectus.

                                                Very truly yours,

                                                /s/MALIZIA SPIDI & FISCH, PC
                                                --------------------------------
                                                MALIZIA SPIDI & FISCH, PC